EXHIBIT 10.3

December 31, 2004

David G. Vana
5078 S. 111th Street
Omaha, NE 68137

Dear David,

iSecureTrac Corp. (the "Company") hereby grants to you options to purchase 500,000 shares of the Company's common stock at an exercise price of $0.23. The Options shall vest and become exercisable in full at December 31, 2004. These Options shall expire on December 31, 2009, regardless of your employment status.

You are receiving this Option award in consideration of and in recognition of your contribution to the performance results achieved by the Company for the year 2004.

To the extent any additional terms and conditions related to Options are not stated above, the Options are subject to such additional terms and conditions stated in the Company's 2001 Omnibus Equity Incentive Plan, approved by the Company's stockholders on June 15, 2001.

The management and Board of Directors of iSecureTrac Corp. appreciate your continued service. Thank you.

Sincerely,


/s/ Thomas E. Wharton Jr.
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Thomas E. Wharton Jr.
President
iSecureTrac Corp.